Exhibit 99.1

Kulicke & Soffa Pte. Ltd. 23A Serangoon North Ave 5 Singapore 554369 +65 6880-9600 main Co. Regn. No. 199902120H
Kulicke and Soffa Industries, Inc. 1005 Virginia Drive Fort Washington, PA 19034 USA +1-215-784-6000 main www.kns.com

Kulicke & Soffa Reports Third Quarter 2022 Results
Delivers Strong Financial Performance; Strategic Execution Continues
Singapore – August 3, 2022 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa,” “K&S” or the “Company”), today announced financial results of its third fiscal quarter ended July 2, 2022. The Company reported third quarter net revenue of $372.1 million, net income of $119.0 million, representing EPS of $1.99 per fully diluted share, and non-GAAP net income of $125.1 million, representing non-GAAP EPS of $2.09 per fully diluted share.

Quarterly Results - U.S. GAAP
	Fiscal Q3 2022	Change vs. Fiscal Q3 2021	Change vs. Fiscal Q2 2022
Net Revenue	$372.1 million	down 12.3%	down 3.2%
Gross Profit	$190.7 million	down 2.6%	down 5.5%
Gross Margin	51.2%	up 510 bps	down 130 bps
Income from Operations	$122.1 million	up 1.3%	down 5.6%
Operating Margin	32.8%	up 440 bps	down 90 bps
Net Income	$119.0 million	up 4.6%	up 2.6%
Net Margin	32.0%	up 520 bps	up 180 bps
EPS – Diluted	$1.99	up 11.2%	up 7%

Quarterly Results - Non-GAAP
	Fiscal Q3 2022	Change vs. Fiscal Q3 2021	Change vs. Fiscal Q2 2022
Income from Operations	$129.0 million	up 2.5%	down 4.6%
Operating Margin	34.7%	up 500 bps	down 50 bps
Net Income	$125.1 million	up 5.3%	up 3%
Net Margin	33.6%	up 560 bps	up 200 bps
EPS – Diluted	$2.09	up 11.8%	up 7.2%
A reconciliation between the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also the “Use of non-GAAP Financial Results” section.

Fusen Chen, Kulicke & Soffa's President and Chief Executive Officer, stated, "Throughout the June quarter, we have continued to execute several new product development initiatives while generating strong earnings and aggressively returning capital to shareholders."
Over the prior four quarters, K&S has generated $380 million in free-cash-flow and returned $263 million through its repurchase and dividend programs.

Third Quarter Fiscal 2022 Financial Highlights
•Net revenue of $372.1 million.
•Gross margin of 51.2%.
•Net income of $119.0 million or $1.99 per share; non-GAAP net income of $125.1 million or $2.09 per share.
•Cash, cash equivalents, and short-term investments were $745.8 million as of July 2, 2022.
•The Company repurchased a total of 1.0 million shares of common stock through its open market and accelerated repurchase programs at a cost of $61.1 million.

Fourth Quarter Fiscal 2022 Outlook
The Company currently expects net revenue in the fourth fiscal quarter of 2022 ending October 1, 2022 to be approximately $280 million +/- $20 million, and expects non-GAAP EPS to be approximately $0.93 +/- 10%.

Fusen Chen commented, "While the near-term macro environment remains dynamic, over the past several years we have broadened our market access, expanded customer engagements and are now intimately supporting several long-term technology transitions. We expect these efforts have materially increased our long-term growth potential while sustainably enhancing our through-cycle earnings potential."

Earnings Conference Call Details
A conference call to discuss these results will be held on August 4, 2022, beginning at 8:00am EDT. To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. A live webcast link and supplemental earnings presentation will also be available at investor.kns.com.

A replay will be available from approximately one hour after the completion of the call through August 11, 2022 by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13730497. A webcast replay will also be available at investor.kns.com.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains the following non-GAAP financial results: income from operations, operating margin, net income, net margin and net income per diluted share. The Company's non-GAAP results exclude amortization related to intangible assets acquired through business combinations, costs associated with restructuring and severance, equity-based compensation, acquisition and integration costs, impairment relating to assets acquired through business combinations, impairment relating to equity investments, income tax expense arising from discrete tax items triggered by acquisition, restructuring and significant changes in tax laws, gain/loss on disposal of business, as well as tax benefits or expenses associated with the foregoing non-GAAP items. The non-GAAP adjustments may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. These non-GAAP measures are consistent with the way management analyzes and assesses the Company’s operating results. The Company believes these non-GAAP measures enhance investors’ understanding of the Company’s underlying operational performance, as well as their ability to compare the Company’s period-to-period financial results and the Company’s overall performance to that of its competitors.

Management uses both U.S. GAAP metrics as well as these non-GAAP metrics to evaluate the Company's operating and financial results. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. The presentation of non-GAAP items is meant to supplement, but not substitute for, GAAP financial measures or information. The Company believes the presentation of non-GAAP results in combination with GAAP results provides better transparency to the investment community when analyzing business trends, providing meaningful comparisons with prior period performance and enhancing investors' ability to view the Company's results from management's perspective. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the financial tables at the end of this press release.

Management has not reconciled its outlook for non-GAAP Diluted EPS to Diluted EPS for Q4F22 as it does not provide guidance on the reconciling items between Diluted EPS and non-GAAP Diluted EPS, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items could have a significant impact on our non-GAAP Diluted EPS and, accordingly, a reconciliation of Diluted EPS to non-GAAP Diluted EPS for Q4F22 is not available without unreasonable effort.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor, LED and electronic assembly solutions serving the global automotive, consumer, communications, computing and industrial markets. Founded in 1951, K&S prides itself on establishing foundations for technological advancement - creating pioneering interconnect solutions that enable performance improvements, power efficiency, form-factor reductions and assembly excellence of current and next-generation semiconductor devices.
Leveraging decades of development proficiency and extensive process technology expertise, Kulicke & Soffa’s expanding portfolio provides equipment solutions, aftermarket products and services supporting a comprehensive set of interconnect technologies including wire bonding, advanced packaging, lithography, mini and micro LED transfer and electronics assembly. Dedicated to empowering technological discovery, always, K&S collaborates with customers and technology partners to push the boundaries of possibility, enabling a smarter future.
Caution Concerning Results and Forward-Looking Statements
In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, the effects of the COVID-19 pandemic, supply chain constraints and macroeconomic conditions on our business, and the other factors listed or discussed in our Annual Report on Form 10-K for the fiscal year ended October 2, 2021, filed on November 18, 2021, and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations
P: +1-215-784-7518
F: +1-215-784-6180

KULICKE AND SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Nine months ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net revenue	$372,137	$424,318	$1,217,307	$1,032,338
Cost of sales	181,452	228,623	601,674	566,667
Gross profit	190,685	195,695	615,633	465,671

Operating expenses:
Selling, general and administrative	33,453	37,763	104,940	99,038
Research and development	34,046	36,137	104,496	102,549
Amortization of intangible assets	1,109	1,340	3,543	4,652
Acquisition-related costs	—	—	—	1,730
Restructuring	—	—	126	91
Total operating expenses	68,608	75,240	213,105	208,060
Income from operations	122,077	120,455	402,528	257,611
Other income (expense):
Interest income	2,158	564	3,099	1,801
Interest expense	(36)	(41)	(173)	(146)
Income before income taxes	124,199	120,978	405,454	259,266
Income tax expense	5,165	7,212	36,813	25,722
Share of results of equity-method investee, net of tax	—	—	—	94
Net income	$119,034	$113,766	$368,641	$233,450

Net income per share:
Basic	$2.02	$1.83	$6.05	$3.76
Diluted	$1.99	$1.79	$5.95	$3.68

Cash dividends declared per share	$0.17	$0.14	$0.51	$0.42

Weighted average shares outstanding:
Basic	58,985	62,023	60,951	62,023
Diluted	59,955	63,485	61,940	63,364

	Three months ended		Nine months ended
Supplemental financial data:	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Depreciation and amortization	$5,210	$4,805	$15,773	$14,552
Capital expenditures	4,953	7,956	11,213	16,763
Equity-based compensation expense:
Cost of sales	193	211	727	626
Selling, general and administrative	3,233	3,008	10,485	8,111
Research and development	1,039	921	3,261	2,767
Total equity-based compensation expense	$4,465	$4,140	$14,473	$11,504

	As of
	July 2, 2022	July 3, 2021
Number of employees	3,405	3,583

KULICKE AND SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	July 2, 2022	October 2, 2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$445,781	$362,788
Short-term investments	300,000	377,000
Accounts and other receivable, net of allowance for doubtful accounts of $0 and $687, respectively	350,045	421,193
Inventories, net	215,281	167,323
Prepaid expenses and other current assets	75,011	23,586
TOTAL CURRENT ASSETS	1,386,118	1,351,890

Property, plant and equipment, net	66,510	67,982
Operating right-of-use assets	41,160	41,592
Goodwill	69,787	72,949
Intangible assets, net	35,291	42,752
Deferred tax assets	21,103	15,715
Equity investments	5,397	6,388
Other assets	2,911	2,363
TOTAL ASSETS	$1,628,277	$1,601,631

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	98,572	154,636
Operating lease liabilities	5,973	4,903
Accrued expenses and other current liabilities	138,434	161,570
Income taxes payable	31,060	30,766
TOTAL CURRENT LIABILITIES	274,039	351,875

Deferred income taxes	34,541	32,828
Income taxes payable	62,468	69,422
Operating lease liabilities	35,836	38,084
Other liabilities	14,660	14,185
TOTAL LIABILITIES	421,544	506,394

SHAREHOLDERS' EQUITY
Common stock, no par value	557,236	550,117
Treasury stock, at cost	(615,689)	(400,412)
Retained earnings	1,286,505	948,554
Accumulated other comprehensive loss	(21,319)	(3,022)
TOTAL SHAREHOLDERS' EQUITY	$1,206,733	$1,095,237

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,628,277	$1,601,631

KULICKE AND SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Nine months ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net cash provided by operating activities	$104,616	$90,936	$273,625	$176,656
Net cash (used in) / provided by investing activities	(75,119)	52,222	66,342	54,221
Net cash used in financing activities	(39,841)	(12,865)	(250,905)	(31,982)
Effect of exchange rate changes on cash and cash equivalents	(4,328)	373	(6,069)	977
Changes in cash and cash equivalents	(14,672)	130,666	82,993	199,872
Cash and cash equivalents, beginning of period	460,453	257,333	362,788	188,127
Cash and cash equivalents, end of period	$445,781	$387,999	$445,781	$387,999

Short-term investments	300,000	247,000	300,000	247,000
Total cash, cash equivalents and short-term investments	$745,781	$634,999	$745,781	$634,999

Reconciliation of U.S. GAAP
to Non-GAAP Income from Operations and Operating Margin
(In thousands, except percentages)
(Unaudited)

	Three months ended
	July 2, 2022	July 3, 2021	April 2, 2022
Net revenue	$372,137	$424,318	$384,282
U.S. GAAP income from operations	122,077	120,455	129,341
U.S. GAAP operating margin	32.8%	28.4%	33.7%

Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through business combination- selling, general and administrative	1,109	1,340	1,151
Equity-based compensation	4,465	4,140	4,696
Impairment charges	1,346	—	—
Non-GAAP income from operations	$128,997	$125,935	$135,188
Non-GAAP operating margin	34.7%	29.7%	35.2%

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and
U.S. GAAP net income per share to Non-GAAP net income per share
(In thousands, except percentages and per share data)
(Unaudited)

	Three months ended
	July 2, 2022	July 3, 2021	April 2, 2022
Net revenue	$372,137	$424,318	$384,282
U.S. GAAP net income	119,034	113,766	116,001
U.S. GAAP net margin	32.0%	26.8%	30.2%

Non-GAAP adjustments:
Amortization related to intangible assets acquired through business combination- selling, general and administrative	1,109	1,340	1,151
Equity-based compensation	4,465	4,140	4,696
Impairment charges	1,346	—	—
Net income tax (benefit)/expense on non-GAAP items	(865)	(460)	(385)
Total non-GAAP adjustments	$6,055	$5,020	$5,462
Non-GAAP net income	$125,089	$118,786	$121,463
Non-GAAP net margin	33.6%	28.0%	31.6%

U.S. GAAP net income per share:
Basic	2.02	1.83	1.89
Diluted(a)	1.99	1.79	1.86

Non-GAAP adjustments per share:(b)
Basic	0.10	0.08	0.09
Diluted	0.10	0.08	0.09

Non-GAAP net income per share:
Basic	$2.12	$1.91	$1.98
Diluted(c)	$2.09	$1.87	$1.95

Weighted average shares outstanding:
Basic	58,985	62,023	61,482
Diluted	59,955	63,485	62,435
(a)GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock units and stock options, but that effect is excluded when calculating GAAP diluted net loss per share because it would be anti-dilutive.
(b)Non-GAAP adjustments per share include amortization related to intangible assets acquired through business combinations, equity-based compensation expenses, impairment relating to equity investments, and income tax effects associated with the foregoing non-GAAP items.
(c)Non-GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock units and stock options.